[SUB-ITEM 77O]

DREYFUS STATE MUNICIPAL BOND FUNDS
DREYFUS MASSACHUSETTS FUND

On January 23, 2014, Dreyfus Massachusetts Fund, a series of Dreyfus State Municipal Bond Funds (the "Fund"), purchased 2,000 Massachusetts Development Financial Agency Revenue Bonds, Partners Healthcare System Issue, Series M (2014) (CUSIP NO. 57583UG51) (the "Bonds") at a purchase price of $104.504 per Bond, including an underwriter compensation of 0.625%. The Bonds were purchased from J.P. Morgan Securities LLC, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Barclays
BNY Mellon Capital Markets, LLC
BofA Merrill Lynch
J.P. Morgan Securities LLC
TD Securities (USA) LLC
US Bancorp
Wells Fargo Securities

Accompanying this statement are materials presented to the Board of Trustees for the Fund, which ratified the purchase in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on May 6, 2014. These materials include additional information about the terms of the transaction.

PRE-PURCHASE APPROVAL FORM PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE (Used for compliance with Rule 10f-3 and/or Rule 23B)

1. Account/Fund Name: **DREYFUS STATE - MASSACHUSETTS SE**
2. Anticipated Purchase Date: **1/23/14**
3. Total Net Assets of Account/Fund: **$183,515,005.74**
4. Type and Description of Security to be purchased: **Massachusetts Development Fin Agcy, Ser M, 2014, 5%, 7/1/2039**
5. Credit Rating of Security (Rating/Rating Agency **AA Fitch / AA S&P / Aa2 Moody's**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **J.P. Morgan Securities LLC**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **BNY Mellon Capital Markets, LLC**
8. Issue Size: **496,040,000**
9. CUSIP: **57583UG51**
10. Amount Purchased by Account/Fund: **2000 Units**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **0.40%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **1.14%**
13. Purchase Price of Securities (if at par, so state): **104.504**
14. Commission/Spread Received by Principal Underwriters: **.625%**
15. Yield (as applicable): **4.785%**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase **4.785%**
17. The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy

Mutual Fund Purchases Only *(See Fund Rule 10f-3 procedures for more information):*

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **Yes**
7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes): **Yes**
8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes): **Yes**

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) : ☒

- This transaction complies with all applicable provisions of the *Policy For Purchases Of Debt & Equity Securities Underwritten By An Affiliate*
- **This purchase will not be designated as a "group sale" (i.e, affiliated underwriter does not receive commissions from the unaffiliated broker/dealer) or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of BNY Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any BNY Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- If the account is a mutual fund, the adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Per Rule 10f-3, mutual fund purchases of fixed income and equity securities, aggregated with purchases by any other investment company advised by the investment company's investment advisor, and any purchases by another account with respect to which the investment adviser has investment discretion, are limited to 25% of the offering.**

LOB Asset Management Unit (Print): Standish Mellon Asset Management

LOB Portfolio Manager Name (Print) Tom Casey Signature [signature] Date 2/26/14

LOB CIO/COO Name (Print) Christine Todd Signature [signature] Date 2/27/14

Chief Compliance Officer Name (Print) Julia Braithwaite Signature [signature] Date 2/27/14

Notes:

If the transaction pertains to an advised or sub-advised mutual fund, this for must be submitted to the applicable mutual fund CCO

If transaction pertains to an account governed by ERISA, please complete the appropriate ERISA checklist as stated in the Policy for Purchases of Debt & Equity Securities Underwritten by an Affiliate.

- **Exhibit C, ERISA checklist per DOL PTE 75-1**
- **Exhibit D, ERISA checklist per DOL PTE 2009-13 Parts I and II**

This form and ERISA checklists, if applicable, must be completed and submitted to the appropriate Compliance Manager:

- Mary Lomasney for transactions generated by employees of investment subsidiaries for dual-officer managed bank commingled funds
- Katherine Cain for transactions generated by the Wealth Management Sector

NEW ISSUE - BOOK-ENTRY ONLY

In the opinion of Edwards Wildman Palmer LLP, Bond Counsel, based upon an analysis of existing law and assuming, among other matters, compliance with certain covenants, interest on the Series M Bonds is excluded from gross income for federal income tax purposes under the Internal Revenue Code of 1986. Interest on the Series M Bonds is not a specific preference item for purposes of the federal individual or corporate alternative minimum taxes, although interest on the Series M Bonds is included in adjusted current earnings when calculating corporate alternative minimum taxable income. Under existing law, interest on the Series M Bonds and any profit on the sale of the Series M Bonds are exempt from Massachusetts personal income taxes and the Series M Bonds are exempt from Massachusetts personal property taxes. Bond Counsel expresses no opinion regarding any other tax consequences related to the ownership or disposition of, or the accrual or receipt of interest on, the Series M Bonds. See "TAX EXEMPTION" herein.

PARTNERS
HEALTHCARE

$496,040,000
MASSACHUSETTS DEVELOPMENT FINANCE AGENCY
Revenue Bonds, Partners HealthCare System Issue, Series M (2014)
consisting of

$50,000,000 Series M-1 **$50,000,000 Series M-2**
$74,110,000 Series M-3 **$250,000,000 Series M-4**
$71,930,000 Series M-5

Dated: Date of Delivery **Due: July 1, As Shown Within**

The Series M Bonds will be issued in five subseries, consisting of one subseries (Series M-1) bearing interest at a Daily Rate in the Daily Mode, one subseries (Series M-2) bearing interest at a Weekly Rate in the Weekly Mode, two subseries (Series M-3 and Series M-5) bearing interest at an Index Floating Rate in the Index Floating Rate Mode, and one subseries (Series M-4) bearing interest at Fixed Rates in the Fixed Rate Mode, all as described herein, and only as fully registered bonds without coupons and, when issued, will be registered in the name of Cede & Co. as Bondowner and nominee for The Depository Trust Company ("DTC"), New York, New York. DTC will act as securities depository for the Series M Bonds. So long as Cede & Co. is the Bondowner, as nominee of DTC, references herein to the Series M Bondowners or registered owners shall mean Cede & Co., as aforesaid, and shall not mean the Beneficial Owners (as defined herein) of the Series M Bonds. See "THE SERIES M BONDS - Book-Entry Only System" herein.

Purchases of the Series M Bonds will be made in book-entry form in denominations of $100,000 or any integral multiple of $5,000 in excess thereof for Series M Bonds bearing interest in the Weekly or Daily Mode, and in denominations of $5,000 or any integral multiple thereof for Series M Bonds bearing interest in the Index Floating Rate Mode, the Term Rate Mode, and the Fixed Rate Mode. Principal of and interest on the Series M Bonds of each subseries will be paid by Wells Fargo Bank, N.A., Philadelphia, Pennsylvania, as trustee and paying agent (the "Trustee"). Interest on any Series M Bonds in the Weekly or Daily Mode will be payable on the first Business Day of each month, commencing February 3, 2014, as further described herein, until maturity or prior redemption or conversion to a different Mode. Interest on any Series M Bonds in the Index Floating Rate Mode will be payable on the first Business Day of each month, commencing February 3, 2014, until maturity or prior redemption or conversion to a different Mode. Interest on the Series M Bonds in the Fixed Rate Mode will be payable on January 1 and July 1, commencing July 1, 2014, until maturity or prior redemption.

The Series M Bonds are subject to redemption prior to maturity, including optional redemption, special redemption, and mandatory sinking fund redemption as set forth in this Official Statement. In addition, the Series M-1 Bonds and the Series M-2 Bonds will be subject to optional and mandatory tender for purchase prior to maturity, in each case under the circumstances described herein. The Series M-1 Bonds will be supported by a Letter of Credit (the "Series M-1 Credit Facility"), which has a stated expiration date of January 30, 2019, provided by U.S. Bank National Association (the "Series M-1 Credit Facility Provider"). The Series M-2 Bonds will be supported by a Letter of Credit (the "Series M-2 Credit Facility") which has a stated expiration date of January 30, 2019, provided by The Bank of New York Mellon (the "Series M-2 Credit Facility Provider"). In addition, the Series M-3 Bonds and the Series M-5 Bonds will be subject to mandatory tender for purchase prior to maturity on January 30, 2018, under the circumstances described herein. The Series M-3 Bonds and the Series M-5 Bonds (prior to conversion to another Mode) will not be subject to optional tender for purchase nor will they be supported by an external credit or liquidity facility. The failure of the Series M-1 Credit Facility Provider to pay the purchase price of any Series M-1 Bonds, while in the Daily or Weekly Mode, that are subject to optional or mandatory tender for purchase and that have not been remarketed, shall <u>not</u> constitute an Event of Default (as defined in the Agreement referred to below). The failure of the Series M-2 Credit Facility Provider to pay the purchase price of any Series M-2 Bonds, while in the Weekly Mode, that are subject to optional or mandatory tender for purchase and that have not been remarketed, shall <u>not</u> constitute an Event of Default. Partners (as defined below) shall have the option, but not the obligation, to pay the purchase price of any Series M-1 Bonds or Series M-2 Bonds, while in the Daily or Weekly Mode, that are subject to optional or mandatory tender for purchase and that have not been remarketed and which purchase price has not been funded by the applicable Liquidity Provider (initially, the Series M-1 Credit Facility Provider or the Series M-2 Credit Facility Provider, as applicable), and the election of Partners to not pay such purchase price shall not constitute an Event of Default. The failure of Partners to pay the purchase price of any Series M-3 Bonds or any Series M-5 Bonds, while in their initial Index Floating Rate Mode, that are subject to mandatory tender for purchase and that have not been remarketed, shall constitute an Event of Default. None of the Series M-4 Bonds will be subject to optional or mandatory tender at any time.

The Series M Bonds shall be special obligations of the Massachusetts Development Finance Agency (the "Agency") payable solely from the Revenues, as defined herein, of the Agency, including payments to the Trustee for the account of the Agency by Partners HealthCare System, Inc. ("Partners") in accordance with the provisions of the Agreement (as defined herein). The payment obligations pursuant to the Agreement are general obligations of Partners.

THE SERIES M BONDS DO NOT CONSTITUTE A GENERAL OBLIGATION OF THE AGENCY OR A DEBT OR PLEDGE OF THE FAITH AND CREDIT OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY POLITICAL SUBDIVISION THEREOF. THE PRINCIPAL, PURCHASE PRICE, REDEMPTION PRICE OF AND INTEREST ON THE SERIES M BONDS ARE PAYABLE SOLELY FROM THE REVENUES AND FUNDS PLEDGED FOR THEIR PAYMENT UNDER THE AGREEMENT. THE AGENCY HAS NO TAXING POWER UNDER THE ACT.

SEE MATURITY SCHEDULE ON INSIDE FRONT COVER

The Series M Bonds are offered when, as and if issued and received by the Underwriters, subject to prior sale, to withdrawal or modification of the offer without notice, and to the approval of their legality and certain other matters by Edwards Wildman Palmer LLP, Boston, Massachusetts, Bond Counsel to the Agency. Certain legal matters will be passed upon for Partners by its counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Certain legal matters will be passed upon for the Series M-1 Credit Facility Provider by Thompson Coburn LLP, Saint Louis, Missouri, and for the Series M-2 Credit Facility Provider by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by their counsel, Hawkins Delafield & Wood LLP, New York, New York. It is expected that the Series M Bonds in definitive form will be available for delivery to DTC in New York, New York or to its custodial agent on or about January 30, 2014.

J.P. Morgan
(Underwriter for Series M-3, M-4 and M-5)

BofA Merrill Lynch **(Underwriter for Series M-4)**	**Barclays** **(Underwriter for Series M-4)**	**TD Securities** **(Underwriter for Series M-4)**
US Bancorp **(Underwriter for Series M-1 and M-4)**	**BNY Mellon Capital Markets, LLC** **(Underwriter for Series M-2 and M-4)**	**Wells Fargo Securities** **(Underwriter for Series M-4)**

Dated: January 22, 2014

$496,040,000
Massachusetts Development Finance Agency
Revenue Bonds, Partners HealthCare System Issue, Series M (2014)

consisting of:

$50,000,000 Series M-1
Daily Rate Bonds
Price: 100%
Due: July 1, 2048
CUSIP[1]: 57583UB49
Underwriter and Remarketing Agent: US Bancorp
Credit Facility Provider: U.S. Bank National Association
Letter of Credit Stated Expiration Date: January 30, 2019

$50,000,000 Series M-2
Weekly Rate Bonds
Price: 100%
Due: July 1, 2048
CUSIP[1]: 57583UB56
Underwriter and Remarketing Agent: BNY Mellon Capital Markets, LLC
Credit Facility Provider: The Bank of New York Mellon
Letter of Credit Stated Expiration Date: January 30, 2019

$74,110,000 Series M-3
Index Floating Rate Bonds
Price: 100%
Due: July 1, 2038
Initial Index and Spread: The Sum of the SIFMA Index, Plus 55 Basis Points
Mandatory Tender Date: January 30, 2018
First Par Call Date: July 31, 2017
CUSIP[1]: 57583UG69
Underwriter: J.P. Morgan Securities LLC

$71,930,000 Series M-5
Index Floating Rate Bonds
Price: 100%
Due: July 1, 2038
Initial Index and Spread: The Sum of the SIFMA Index, Plus 55 Basis Points
Mandatory Tender Date: January 30, 2018
First Par Call Date: July 31, 2017
CUSIP[1]: 57583UG77
Underwriter: J.P. Morgan Securities LLC

$250,000,000 Series M-4
Fixed Rate Bonds
First Interest Payment Date: July 1, 2014

Maturity July 1,	CUSIP[1]	Amount	Interest Rate	Yield	Maturity July 1,	CUSIP[1]	Amount	Interest Rate	Yield
2018	57583UD62	$2,500,000	3.000%	1.190%	2025	57583UE53	$1,275,000	3.375%	3.480%
2019	57583UD70	2,500,000	4.000	1.550	2025	57583UG36	6,225,000	5.000	3.380*
2020	57583UD88	2,500,000	5.000	1.990	2026	57583UE61	560,000	3.625	3.650
2021	57583UD96	2,000,000	3.000	2.400	2026	57583UG44	6,940,000	5.000	3.500*
2021	57583UF78	3,000,000	5.000	2.400	2027	57583UE79	7,500,000	5.000	3.620*
2022	57583UE20	620,000	4.000	2.760	2028	57583UE87	5,000,000	5.000	3.770*
2022	57583UF86	4,380,000	5.000	2.760	2029	57583UE95	5,000,000	4.000	4.020
2023	57583UE38	2,180,000	3.000	2.980	2030	57583UF29	5,000,000	5.000	3.960*
2023	57583UF94	5,320,000	5.000	2.980	2031	57583UF37	2,500,000	5.000	4.050*
2024	57583UF46	2,035,000	3.200	3.260	2032	57583UF45	2,500,000	5.000	4.140*
2024	57583UG28	5,465,000	5.000	3.210*					

$5,000,000 4.5% Term Bonds due July 1, 2039 @ 4.580% CUSIP[1] 57583UF52
$ 35,000,000 5.0% Term Bonds due July 1, 2039 @ 4.410%* CUSIP[1] 57583UG51
$135,000,000 5.0% Term Bonds due July 1, 2044 @ 4.500%* CUSIP[1] 57583UF60

Underwriters: J.P. Morgan Securities LLC, BofA Merrill Lynch, Barclays, BNY Mellon Capital Markets, LLC, TD Securities (USA) LLC, US Bancorp and Wells Fargo Securities

*Denotes yield calculated to the July 1, 2023 call date rather than stated maturity.

(1) Copyright 2014, American Bankers Association. The CUSIP (Committee on Uniform Securities Identification Procedures) numbers in this Official Statement have been assigned by an organization not affiliated with the Agency, Partners, the Underwriters or the Trustee, and such parties are not responsible for the selection or use of the CUSIP numbers. The CUSIP numbers are included solely for the convenience of Series M Bondowners and no representation is made as to the correctness of the CUSIP numbers herein. CUSIP numbers assigned to securities may be changed during the term of such securities based on a number of factors including but not limited to the refunding or defeasance of such issue or the use of secondary market financial products. None of the Agency, Partners, the Underwriters or the Trustee has agreed to, nor is there any duty or obligation to, update this Official Statement to reflect any change or correction in the CUSIP numbers herein.

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

	Joseph W. Connolly *Chief Compliance Officer* Dreyfus Funds	4/15/14